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                                                                                                                       Exhibit 21.1

                                                                                  JURISDICTION OF
                                                                                  INCORPORATION
SEAGATE TECHNOLOGY HOLDINGS SUBSIDIARIES                                          OR FORMATION
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
Seagate Technology Holdings                                                       Cayman Islands
 I.  Seagate Technology SAN Holdings                                              Cayman Islands
    A.  XIOtech Corporation                                                       Minnesota
        1.  XIOtech (Canada) Ltd.                                                 Canada
 II.  Seagate Technology HDD Holdings                                             Cayman Islands
    A.  Quinta Corporation                                                        California
    B.  Seagate Technology (US) Holdings, Inc.                                    Delaware
        1.  Seagate Technology LLC                                                Delaware
            a.  Seagate US LLC                                                    Delaware
        2.  Redwood Acquisition Corporation                                       Delaware
        3.  Seagate Technology Australia Pty. Limited                             Australia
        4.  Seagate Technology SAS                                                France
        5.  Seagate Technology GmbH                                               Germany
        6.  Seagate Technology AB                                                 Sweden
        7.  Seagate Technology Taiwan Ltd.                                        Taiwan
        8.  Seagate Technology (Hong Kong) Limited                                Hong Kong
        9.  AVP SpA (in liquidation)                                              Italy
        10.  Seagate Technology Canada Ltd. (inactive)                            Canada
    C.  Seagate Technology International                                          Cayman Islands
        1.  Seagate Technology (Thailand) Limited                                 Thailand
        2.  Seagate Technology China Holding Company                              Cayman Islands
            a.  Seagate Technology International (Shenzhen) Co., Ltd.             China
        3.  Seagate Technology Asia Holdings                                      Cayman Islands
            a.  P.T. Seagate Technology                                           Indonesia
        4.  Seagate Technology Media (Ireland)                                    Cayman Islands
        5.  Seagate Technology (Denmark) ApS                                      Denmark
            a.  Seagate Technology Media Mexico S.A. de C.V. (in liquidation)     Mexico
            b.  Seagate Technology - Reynosa, S. de R.L. de C.V.                  Mexico
            c.  Seagate Technology (Netherlands) BV                               Netherlands
                 i.  Nippon Seagate Inc.                                          Japan
        6.  Seagate Singapore Distribution Pte. Ltd.                              Singapore
        7.  Seagate Distribution (UK) Limited                                     Scotland
        8.  Seagate Technology (Marlow) Limited                                   England & Wales
        9.  Seagate Technology (Philippines)                                      Cayman Islands
        10. Seagate Technology (Ireland)                                          Cayman Islands
        11. Perai Seagate Storage Products Sdn. Bhd.                              Malaysia
        12. Penang Seagate Industries (M) Sdn. Bhd.                               Malaysia
        13. Seagate Technology International (Wuxi) Co. Ltd.                      China
        14. Seagate Technology Far East Holdings                                  Cayman Islands
        15. Seagate Microelectronics Limited (inactive)                           Scotland
        16. Seagate Investments SrL (shelf company)                               Barbados
        17. Seagate Technology Limited (inactive)                                 Scotland
        18. Seagate Technology (Ireland Holdings) (inactive)                      Cayman Islands
        19. Seagate Technology (Malaysia) Holding Company                         Cayman Islands
            a.  Senai Seagate Industries (M) Sdn. Bhd.                            Malaysia

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